Movie Gallery Reports Results for the First Quarter of 2006

 - Net Income totaled $40.3 million, or $1.27 per diluted share
 - Adjusted EBITDA was $116.8 million

DOTHAN, Ala., May 11, 2006 -- Movie Gallery, Inc. (Nasdaq: MOVI) today reported results for the first quarter of 2006, which ended April 2, 2006.

For the first quarter of 2006, total revenues were $694.4 million. Same-store total revenues for the first quarter decreased 6.5% from the same period last year, reflecting continued softness in the video rental industry. The Company's net income in the first quarter of 2006 totaled $40.3 million, or $1.27 per diluted share. These results included a $6.8 million non-cash charge for changes in rental amortization estimates and $2.7 million for fees related to the credit facility amendment.

Adjusted EBITDA was $116.8 million for the first quarter of 2006. On a pro forma basis combining the Company's results with those of Hollywood Entertainment Corporation prior to its acquisition by the Company on April 27, 2005, the Company's Adjusted EBITDA in the first quarter of 2005 would have been $108.6 million. Reconciliations of and other disclosures regarding non-GAAP financial measures are provided in the financial schedules accompanying this press release.

"The video rental industry continues to be challenged by a number of factors, including a soft home video release schedule, but recent box office successes are encouraging," said Joe Malugen, Chairman, President and Chief Executive Officer of Movie Gallery. "In the meantime, Movie Gallery continues to aggressively pursue a comprehensive set of initiatives to drive revenues, maximize margin opportunities, and further improve our operating efficiencies. We believe Movie Gallery remains a strong company with talented and dedicated associates and partners. We are confident that the steps we are taking, including an extensive real estate optimization plan, will position us well for the future."

As of April 2, 2006, Movie Gallery had cash and cash equivalents of $34.5 million and $48.8 million in available borrowings under its credit facility. Although there can be no assurances, Movie Gallery believes that cash available from operations and borrowings available under the revolving portion of the credit facility will be sufficient to operate its business, satisfy working capital and capital expenditure requirements, and meet the Company's foreseeable liquidity requirements, including debt service for 2006.

Operational Improvement Initiatives
In conjunction with the ongoing integration of Hollywood Entertainment Corporation, Movie Gallery is also pursuing cost savings and cash generation opportunities through a combination of real estate optimization strategies, lower capital spending, and non-core asset divestitures.

Real Estate Optimization - Movie Gallery is implementing several strategies to better manage store leases and sales floor space to generate significant savings over the next three years. The Company plans to reduce the overall footprint of its store base by returning under-utilized portions to landlords and negotiating subleases where economically feasible. Movie Gallery expects this effort to better position the Company's real estate assets, manage occupancy costs and unlock unrealized value.

 - As previously announced, Movie Gallery is working with Excess Space Retail Services to explore opportunities to sublease retail space at more than 2,200 existing Movie Gallery and Hollywood Video stores.
 - In addition, Movie Gallery recently entered into a management agreement with Hilco Real Estate to pursue opportunities to restructure leases at more than 1,100 additional Movie Gallery and Hollywood Video stores.
 - Movie Gallery will also continue to evaluate the possible closure of stores as market conditions warrant. In the first quarter of 2006, the Company closed 46 stores, some of which where overlap trade areas served by competing Movie Gallery and Hollywood stores. In total, this effort is expected to be beneficial to net income during 2006.

Reduced Capital Spending - To enhance liquidity, the Company currently plans to open only the 140 new stores which were already in the pipeline for 2006. Accordingly, Movie Gallery opened 70 new stores during the first quarter of 2006. In order to maximize free cash flow, the Company plans to curtail new store openings over the next several years.

Divestiture of Certain Non-Core Assets - Movie Gallery is continuing to review the Company's overall asset portfolio. Net proceeds from any divestitures will be used for debt reduction, working capital and other general corporate purposes.

Conference Call Information
Management will have a conference call today (May 11, 2006) at 11:00 a.m. eastern time to discuss the quarterly financial results and the outlook for the Company. To listen to the conference, please call 1-877-340-MOVI ten minutes prior to the scheduled start time and reference passcode MOVIE GALLERY. The call may also be accessed on the Investor Relations section of the Company's website at: www.moviegallery.com

About Movie Gallery
Movie Gallery is the second largest North American video rental company with approximately 4,800 stores located in all 50 U.S. states, Canada and Mexico. Since the Company's initial public offering in August 1994, Movie Gallery has grown from 97 stores to its present size through acquisitions and new store openings. For more information about the Company, please visit our website at: www.moviegallery.com

Forward Looking Statements
To take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, you are hereby cautioned that this release contains forward-looking statements, including descriptions of the Company's ability to meet its cash needs, projected conditions in the home video rental industry including the impact of box office performance on the Company's revenue, benefits from the Company's operational improvement initiatives, anticipated capital expenditures and synergies related to the continuing integration of Hollywood Entertainment Corporation, that are based upon the Company's current intent, estimates, expectations and projections and involve a number of risks and uncertainties. Various factors exist which may cause results to differ from these expectations. These risks and uncertainties include, but are not limited to, the risk factors that are discussed from time to time in the Company's SEC reports, including, but not limited to, the annual report on Form 10-K for the fiscal year ended January 1, 2006. In addition to the potential effect of these ongoing factors, the Company's operations and financial performance may be adversely effected if, among other factors; (i) same-store revenues are less than projected; (ii) the Company is unable to comply with the revised financial covenants contained in its senior credit facility; (iii) the Company's operational improvement initiatives fail to generate anticipated cost reductions; (iv) the availability of new movie releases priced for sale negatively impacts the consumers' desire to rent movies; (v) unforeseen issues with the continued integration of the Hollywood Entertainment business; (vi) the Company's actual expenses or liquidity requirements differ from estimates and expectations; (vii) consumer demand for movies and games is less than expected; (viii) the availability of movies and games is less than expected; or (ix) competitive pressures are greater than anticipated. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts
Financial: Thomas D. Johnson, Jr., Movie Gallery, Inc., 503-570-1950
Media: Andrew B. Siegel of Joele Frank, Wilkinson Brimmer Katcher, 212-355-4449 ext. 127

- tables follow -



                         Movie Gallery, Inc.
                      Consolidated Statements of Operations
              (Unaudited, in thousands, except per share amounts)


                                                   Thirteen Weeks Ended
                                                  -----------------------
                                                    April 3,     April 2,
                                                     2005          2006
                                                   ---------    ---------
Revenue:
  Rentals                                          $ 216,741   $  570,427
  Product sales                                       17,050      123,938
                                                   ---------    ---------
Total revenue                                        233,791      694,365

Cost of sales:
  Cost of rental revenue                              66,360      173,577
  Cost of product sales                               12,190       93,879
                                                    --------    ---------
Gross profit                                         155,241      426,909


Operating costs and expenses:
 Store operating expenses                            108,479      314,079
 General and administrative                           15,592       44,589
 Amortization of intangibles                             600          733
                                                    --------     --------
Operating income                                      30,570       67,508

Interest expense, net                                    (80)     (27,454)
Equity in losses of
 unconsolidated entities                                (337)           -
                                                    --------     --------
Income before income
 taxes                                                30,153       40,054
Income taxes                                          11,760         (293)
                                                    --------     --------
Net income                                          $ 18,393     $ 40,347
                                                    ========     ========

Net income per share:
   Basic                                             $  0.59     $   1.27
   Diluted                                           $  0.58     $   1.27

Weighted average shares outstanding:
   Basic                                              31,199       31,691
   Diluted                                            31,588       31,754

Cash dividends per common share                      $  0.03     $      -





                       Movie Gallery, Inc.
                Unaudited Financial Highlights
                 and Supplemental Information
             (amounts in thousands, except stores)


                                    Thirteen Weeks Ended
                                    -----------------------
                                     April 3,      April 2,
                                       2005          2006
                                    ---------     ---------
Adjusted EBITDA                     $  39,500     $116,795

Total same-store revenues               1.5%        (6.5%)
Movie Gallery same-store revenues       1.5%        (3.7%)
Hollywood same-store revenues           3.7% (1)    (7.7%)

Total same-store rental revenues        2.5%        (7.7%)
Movie Gallery same-store revenues       2.5%        (5.6%)
Hollywood same-store revenues           0.1% (1)    (8.8%)

Total same-store product sales         (9.3%)       (0.8%)
Movie Gallery same-store sales         (9.3%)       18.2%
Hollywood same-store sales             19.4% (1)    (3.9%)

Margin data
Rental margin                          69.4%        69.6%
Product sales margin                   28.5%        24.3%
Total gross margin                     66.4%        61.5%

Percent of total revenue:
Rental revenue                         92.7%        82.2%
Product sales                           7.3%        17.8%
Store operating expenses               46.4%        45.2%
General and administrative
 expenses                               6.7%         6.4%

Cash Flow Data:
Net cash provided by(used in)
 operating activities              $ 10,052    $ (20,583)
Net cash flow used in
 investing activities               (15,266)      (6,362)
Net cash provided by(used in)
 financing activities                 2,699      (73,737)

Capital Expenditures                (10,612)      (8,983)

Balance Sheet Data:
Cash and cash equivalents      $     22,609    $  34,468
Merchandise inventories              28,535      127,049
Rental inventories, net             130,402      358,038
Accounts payable                     54,402      132,976
Long-term obligation,
 including current portion                -    1,095,506

Total Store count:
   Beginning of period                2,482        4,749
   New store builds                      62           70
   Stores acquired                       18            -
   Stores closed                        (19)         (46)
                                  ---------    ---------
   End of period                      2,543        4,773
                                  =========    =========

(1)  Hollywood same-store sales not included in total same-store revenue.



Disclosures Regarding Non-GAAP Financial Information

In this press release, we have provided a non-GAAP financial measure, Adjusted EBITDA, which is defined as operating income plus depreciation, amortization, non-cash stock compensation, and special items, less purchases of rental inventory. Adjusted EBITDA is presented as an alternative measure of operating performance that is used in making business decisions, executive compensation decisions, and as an alternative measure of liquidity. It is a widely accepted financial indicator in the home video specialty retail industry of a company's ability to incur and service debt, finance its operations, and meet its growth plans. However, our computation of Adjusted EBITDA is not necessarily identical to similarly captioned measures presented by other companies in our industry. We encourage you to compare the components of our reconciliation of Adjusted EBITDA to operating income and our reconciliation of Adjusted EBITDA to cash flows from operations in relation to similar reconciliations provided by other companies in our industry. Our presentation of net cash provided by operating activities and Adjusted EBITDA treats rental inventory as being expensed upon purchase instead of being capitalized and amortized. We believe this presentation is meaningful and appropriate because our annual cash investment in rental inventory is substantial and in many respects is similar to recurring merchandise inventory purchases considering our operating cycle and the relatively short useful lives of our rental inventory. Adjusted EBITDA excludes the impact of changes in operating assets and liabilities. This adjustment eliminates temporary effects attributable to timing differences between accrual accounting and actual cash receipts and disbursements, and other normal, recurring and seasonal fluctuations in working capital that have no long-term or continuing affect on our liquidity. Investors should consider our presentation of Adjusted EBITDA in light of its relationship to operating income and net income in our statements of operations. Investors should also consider our presentation of Adjusted EBITDA in light of its relationship to cash flows from operations, cash flows from investing activities and cash flows from financing activities as shown in our statements of cash flows. Adjusted EBITDA is not necessarily a measure of "free cash flow" because it does not reflect periodic changes in the level of our working capital or our investments in new store openings, business acquisitions, or other long-term investments or required debt prepayments we may make. However, it is an important measure used internally by executive management of our Company in making decisions about where to allocate resources. Because we use Adjusted EBITDA as a measure of performance and as a measure of liquidity, the tables below reconcile Adjusted EBITDA to both operating income and net cash flow provided by operating activities, the most directly comparable amounts reported under GAAP.



The following table provides a reconciliation of Adjusted EBITDA to operating income:


                        Thirteen Weeks Ended         52 Weeks
                       ----------------------         Ended
                         April 3,    April 2,        April 2,
                           2005        2006            2006
                        ---------   ---------       ---------
Operating income        $  30,570   $  67,508      $ (439,441)
Rental amortization        20,429      65,372         333,027
Rental purchases          (20,441)    (45,943)       (302,530)
Depreciation and
 intangible amortization    8,801      26,718         110,572
Impairment of goodwill          -           -         522,950
Impairment of
 intangibles                    -           -           4,940
Gain on sale of assets          -           -            (494)
Transaction bonuses             -           -           1,500
Store closure adjustment        -           -           7,844
Stock compensation            141         420           1,897
Credit facility
 amendment fees                         2,720           2,720
Extended viewing fee
 adjustment                     -           -          18,954
                        ---------   ---------       ---------
Adjusted EBITDA         $  39,500   $ 116,795       $ 261,939
                        =========   =========       =========



The following table provides a reconciliation of Adjusted EBITDA to net cash provided by operating activities:

                           Thirteen Weeks Ended         52 Weeks
                           --------------------          Ended
                            April 3,   April 2,         April 2,
                              2005       2006             2006
                           ---------  ---------        ---------
Net cash provided by (used
 in) operating activities  $  10,052  $ (20,583)        $101,771
Changes in operating
 assets and liabilities       19,772    103,126           22,781
Loses for unconsolidated
 entities                        337          -              469
Investment in base stock
 inventory                     3,258      5,903           23,012
Tax benefit of stock
 options exercised            (2,175)         -            2,175
Deferred income taxes         (3,584)         -           (4,972)
Amortization of debt
 issuance cost                     -     (1,532)          (5,191)
Transaction bonuses                -          -            1,500
Store closure adjustment           -          -            7,844
Credit facility
 amendment fees                           2,720            2,720
Interest expense                  80     27,454          100,137
Income taxes                  11,760       (293)          (9,261)
Extended viewing fee
 adjustment                        -          -           18,954
                           ---------  ---------        ---------
Adjusted EBITDA            $  39,500  $ 116,795        $ 261,939
                           =========  =========        =========



We have also provided a pro forma Adjusted EBITDA, which combines the results of Movie Gallery and Hollywood for the full 52 weeks ended April 2, 2006, excluding certain merger-related expenses paid by Hollywood prior to the completion of the merger. We believe this presentation is meaningful and appropriate because it provides investors information regarding our results of information if our business had been combined with Hollywood for the entire 52 weeks. Management uses this information to analyze results from continuing operations and to view trends and changes in these results. We have also presented pro forma Adjusted EBITDA because the financial covenants under our senior credit facility are calculated based upon our results for the preceding four quarters. You should note, however, that calculations of pro forma Adjusted EBTIDA and Adjusted EBITDA contained herein are calculated in a different manner than that required under our senior credit facility. The following table provides a calculation of pro forma Adjusted EBITDA to Adjusted EBITDA as reconciled above to operating income:


                                            Hollywood Ent.
                        52 Weeks Ended      April 1, 2005 to
                         April 2, 2006      April 26, 2005     Pro Forma
                        --------------      --------------    -----------
Operating income           $ (439,441)        $   (7,137)      $(446,578)
Rental amortization           333,027             12,858         345,885
Rental purchases             (302,530)           (23,161)       (325,691)
Depreciation and
 intangible amortization      110,572              5,267         115,839
Impairment of goodwill        522,950                  -         522,950
Impairment of
 intangibles                    4,940                  -           4,940
Gain of sales of asset           (494)                 -            (494)
Transaction bonus               1,500                  -           1,500
Store closure adjustment        7,844                  -           7,844
Stock compensation              1,897                  -           1,897
Merger fees                         -             15,336          15,336
Bank amendment fees             2,720                              2,720
Extended viewing fee
 adjustment                    18,954                122          19,076
                           ----------         ----------      ----------
Adjusted EBITDA            $  261,939         $    3,285      $  265,224
                           ==========         ==========      ==========



The following table reconciles Adjusted EBITDA and pro forma Adjusted EBITDA to net cash provided by operating activities:

                                            Hollywood Ent.
                        52 Weeks Ended      April 1, 2005 to
                         April 2, 2006      April 26, 2005     Pro Forma
                        --------------      --------------    -----------
Net cash provided by (used
 in) operating activities  $  101,771          $ (22,114)     $   79,657
Changes in operating
 assets and liabilities        22,781              5,930          28,711
Losses for unconsolidated
 entities                         469                  -             469
Investment in base stock
 inventory                     23,012                928          23,940
Tax benefit of stock
 options exercised              2,175                  -           2,175
Deferred income taxes          (4,972)            19,163          14,191
Change in deferred rent             -                355             355
Amortization of debt
 issuance cost                 (5,191)              (247)         (5,438)
Store closure adjustment        7,844                  -           7,844
Merger fees                         -             15,336          15,336
Bank amendment fees             2,720                  -           2,720
Transaction bonus               1,500                  -           1,500
Interest expense              100,137              2,147         102,284
Income taxes                   (9,261)           (18,335)        (27,596)
Extended viewing fee
 adjustment                    18,954                122          19,076
                           ----------         ----------      ----------
Adjusted EBITDA            $  261,939         $    3,285      $  265,224
                           ==========         ==========      ==========